For Immediate Release
July 20, 2006

AJS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS
AND CASH DIVIDEND

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $240,000 for the quarter ended June 30, 2006 as compared to $329,000 for the same quarter in 2005. Basic and diluted earnings were $0.11 per share for the quarter ended June 30, 2006 and $0.15 for the quarter ended June 30, 2005. The decrease in net income resulted from a decrease in net interest income offset by a decrease in non-interest expense. Non-interest income remained stable during the comparable quarters.

The Company’s Board of Directors announced today that it has declared a quarterly dividend of $0.10 cents per share. The dividend is payable on August 25, 2006, to stockholders of record on August 11, 2006. AJS Bancorp, MHC (the “MHC”), the Company’s mutual holding company parent, intends to waive 100% of the quarterly dividend due on its 1,227,554 shares. At June 30, 2006, the Company held cash totaling $24.4 million. At June 30, 2006 the Bank’s tier 1 capital and tangible capital ratio’s each were 11.5%, and its risk-based capital ratio was 23.9%.

Total assets at June 30, 2006 were $256.6 million, a decrease of $1.3 million or 0.5% from $257.9 million at December 31, 2005. The decrease in total assets reflects decreases in certificates of deposit, securities, loans receivable and Federal Home Loan Bank (“FHLB”) stock, partially offset by an increase in cash and cash equivalents. Certificates of deposit decreased $1.8 million or 21.0% to $6.8 million at June 30, 2006 compared to $8.6 million at December 31, 2005. Securities decreased $6.1 million or 8.6% to $65.4 million at June 30, 2006 from $71.5 million at December 31, 2005. Loans receivable decreased $2.4 million to $149.4 million at June 30, 2006 from $151.8 million at December 31, 2005. The change in the Company’s asset composition reflects management’s decision to have greater liquidity during the current flat interest rate environment. The Company’s investment in FHLB stock decreased $618,000 or 18.1% to $2.8 million at June 30, 2006 compared to $3.4 million at December 31, 2005. There was an increase of $9.2 million or 60.2% in cash and cash equivalents to $24.4 million at June 30, 2006 from $15.2 million at December 31, 2005. Total liabilities comprised almost entirely of deposits and borrowings decreased $843,000 or .4% to $228.8 million from $229.6 million. Total deposits increased $1.9 million or 1.0% to $192.3 million at June 30, 2006 from $190.4 million at December 31, 2005. Borrowings decreased $3.0 million to $29.8 million at June 30, 2006 from $32.8 million at December 31, 2005.

The Company had non-performing assets of $950,000 at June 30, 2006 and $394,000 at December 31, 2005. The increase in non-performing loans primarily reflects an increase in the principal balance of loans that are delinquent and a slight increase in the number of delinquent loans. The allowance for loan losses was $1.7 million at June 30, 2006 and at December 31, 2005. Our ratio of allowance for loan losses to gross loans receivable was 1.13% at June 30, 2006 and 1.11% at December 31, 2005.

Total stockholders’ equity decreased $424,000 to $27.8 million at June 30, 2006 from $28.3 million at December 31, 2005. The decrease in stockholders’ equity was primarily due to the common stock repurchases that took place during the six months ended June 30, 2006 and the decrease in other comprehensive income due to the lower fair market value of securities held for sale. These decreases were offset by net income of $494,000 for the six months ended June 30, 2006.

INCOME INFORMATION -THREE MONTH PERIODS ENDED JUNE 30, 2006 AND 2005:

Net interest income decreased by $84,000 or 4.9% to $1.6 million for the quarter ended June 30, 2006 when compared to the same quarter in 2005. The decrease in net interest income was primarily due to the cost of average interest-bearing liabilities increasing at a faster pace than the average rate earned on interest-earning assets, and the resulting decrease in the net interest rate spread. The higher cost of interest-bearing liabilities is primarily due to rising short-term interest rates. Our net interest rate spread decreased 10 basis points to 2.30% from 2.40% while our net interest margin decreased 6 basis points to 2.62% from 2.68%. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.01% for the three months ended June 30, 2006 from 112.02% for the same period in 2005.

There was no provision for loan losses for the three months ended June 30, 2006 compared to a $58,000 negative provision for loan losses for the three months ended June 30, 2005. There was $20,000 in loan loss recoveries during the three months ended June 30, 2005. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the three months ended June 30, 2006 or 2005. Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of losses in the loan portfolio, which required a reduction of the provision of loan losses for the three months ended June 30, 2005. The decreased risk is reflected in the reduction of the non-performing assets during the three months ended June 30, 2005. Should any unforeseen risks present themselves in the future, however, management may need to make provisions for loan losses.

Non-interest income remained relatively stable at $239,000 for the quarter ended June 30, 2005 compared to $234,000 for the same quarter in 2005. Insurance commissions decreased $19,000 or 33.9% to $37,0000 for the quarter ended June 30, 2006 compared to $56,000 for the quarter ended June 30, 2005. This decrease was offset by a $14,000 increase in service charges on accounts and a $10,000 increase in other non-interest income items. The decrease in insurance commissions is due to lower sales of variable and fixed-rate annuities. The increase in service charges on accounts is primarily due to an increase in prepayment penalties on commercial loans due to an early pay off of a loan and an increase in service charges on checking accounts. Other non-interest income items increased primarily due to an increase in the gain on loans held for sale.

Non-interest expense decreased by $71,000 to $1.5 million at June 30, 2006 when compared to expense for the same quarter in 2005. The decrease was primarily due to decreases in salaries and employee benefits, advertising and promotion, and data processing costs. Salaries and employee benefits decreased $20,000 to $852,000 for the quarter ended June 30, 2006 compared to $872,000 for the same period in 2005. The decrease was primarily due to the reduction of costs associated with the Employee Stock Ownership Plan (“ESOP”). The ESOP fully vested at December 31, 2005. Advertising and promotion costs fell $47,000 to $75,000 for the quarter ended June 30, 2006 compared to $122,000 for the same period in 2005. Advertising and promotion costs decreased primarily due to a reduction in newspaper advertising. Data processing costs decreased $10,000 to $86,000 for the quarter ended June 30, 2006 compared to $96,000 for the same period in 2005. The decrease in data processing costs was primarily due to the company realizing a one-time savings on bundled purchases of software packages.

Our federal and state taxes increased $23,000 to $149,000 for the quarter ended June 30, 2006 from $126,000 during the same period of 2005. This is primarily due to the lack of federal and state taxes recorded on negative provisions and recoveries of loan losses that occurred during the quarter ended June 30, 2005.

INCOME INFORMATION - SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005:

Net interest income decreased by $269,000 or 7.6% to $3.3 million for the six months ended June 30, 2006 from $3.6 million for the same period in 2005. The decrease in net interest income was primarily due to the cost of average interest-bearing liabilities increasing at a faster pace than the average interest-earning asset yield increased, and the resulting decrease in the net interest rate spread. Average interest earning assets were $249.9 million and $258.6 million during the comparative 2006 and 2005 six-month periods while the average yield was 5.25% and 5.02%, respectively. Our net interest rate spread decreased 16 basis points to 2.31% from 2.47% while our net interest margin decreased 12 basis points to 2.63% from 2.75%. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.23% for the six months ended June 30, 2006 from 112.25% for the same period in 2005. The decrease in our net interest rate spread and net interest margin is primarily due the flattening yield curve which has resulted in rising short term interest rates with longer term interest rates remaining remained stable.

There was a negative provision for loan losses of $12,000 for the six months ended June 30, 2006 compared to $92,000 negative loan loss provision for the six months ended June 30, 2005. There were $12,000 in loan loss recoveries during the six months ended June 30, 2006, and $54,000 in recoveries during the six months ended June 30, 2005. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the six months ended June 30, 2006 or 2005. Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of loss in the loan portfolio, which required a reduction of the provision of loan losses for the six months ended June 30, 2005. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased to $489,000 for the six months ended June 30, 2006 from $478,000 for the comparable period in 2005. The $11,000 increase was the result of increases in insurance commission income, and other non-interest income offset by a decrease in service charge income on accounts for the six months ended June 30, 2006 when compared to the six months ended June 30, 2005.

Non-interest expense decreased $98,000 to $3.0 million for the six month period ended June 30, 2006 compared to $3.1 million for the same period in 2005. The decrease was primarily due to lower advertising and promotion costs for the six months ended June 30, 2006 compared to the same period in 2005. Advertising and promotion costs decreased $92,000 primarily due to a reduction in newspaper advertising and a decrease in promotional give away items.

Our federal and state taxes decreased $34,000 to $299,000 for the six months ended June 30, 2006 from $333,000 in the same period of 2005. This is the result of lower pre-tax income that occurred during the six months ended June 30, 2006.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”, “should”, “planned”, “estimated” and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:     Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	30-Jun-06	31-Dec-05
ASSETS

Cash and due from financial Institutions	$17,186	$14,776
Federal funds sold	7,211	454
TOTAL CASH AND CASH EQUIVALENTS	24,397	15,230

Certificates of Deposit	6,786	8,584
Securities	65,380	71,534
Loans receivable net of allowance for loan loss
of $1,701 at June 30, 2006, and at
December 31, 2005.	149,376	151,768
Federal Home Loan Bank Stock	2,798	3,416
Premises and equipment	4,447	4,541
Accrued interest receivable & other assets	3,454	2,832
TOTAL ASSETS	$256,638	$257,905

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	192,301	$190,407
Federal Home Loan Bank advances	29,750	32,750
Advance payments by borrowers for taxes
and insurance	1,803	1,746
Accrued expenses and other liabilities	4,956	4,750

TOTAL LIABILITIES	228,810	229,653
TOTAL EQUITY	27,828	28,252
TOTAL LIABILITIES AND SHAREHOLDERS
EQUITY	$256,638	$257,905

	30-Jun-06	30-Jun-06
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$4,588	$4,624
Securities	1,388	1,252
Interest earning deposits & other	529	585
Federal funds sold	59	33
TOTAL INTEREST INCOME	6,564	6,494

INTEREST EXPENSE ON DEPOSITS
Deposits	2,624	2,205
Federal Home Loan Bank & Other	649	729
Total Interest Expense	3,273	2,934
NET INTEREST INCOME	3,291	3,560
Provision for loan losses	(12)	(92)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	3,303	3,652

NON-INTEREST INCOME
Insurance commissions	108	106
Service charges on accounts	253	263
Other	128	109
TOTAL NON-INTEREST INCOME	489	478

NON-INTEREST EXPENSE
Salaries and employee benefits	1,717	1,743
Occupancy	420	416
Advertising & promotion	130	222
Data processing	190	199
Other	542	517
TOTAL NON-INTEREST EXPENSE	2,999	3,097

INCOME BEFORE INCOME TAXES	793	1,033
Income tax expense	299	333
NET INCOME	$494	$700

Earnings per share, basic	$0.23	$0.32
Earnings per share, diluted	$0.23	$0.32

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 6/30/06

	For the Three	For the Three
	Months ended	Months ended
	6/30/2006	6/30/2005
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,309	$2,283
Securities	692	655
Interest bearing deposits & other	287	262
Federal Funds Sold	37	18
TOTAL INTEREST INCOME	3,325	3,218

INTEREST EXPENSE ON DEPOSITS
Deposits	1,365	1,139
Federal Home Loan Bank & Other	321	356
Total Interest Expense	1,686	1,495
NET INTEREST INCOME	1,639	1,723
Provision for loan losses	0	(58)
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	1,639	1,781

NON-INTEREST INCOME
Insurance commissions	37	56
Service charges on deposit accounts	135	121
Other	67	57
TOTAL NON-INTEREST INCOME	239	234

NON-INTEREST EXPENSE
Salaries and employee benefits	852	872
Occupancy	210	210
Advertising & promotion	75	122
Data processing	86	96
Other	266	260
TOTAL NON-INTEREST EXPENSE	1,489	1,560

INCOME BEFORE INCOME TAXES	389	455
Income Tax Expense	149	126
NET INCOME	$240	$329

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	June 30, 2006	December 31, 2005
	(In thousands)
Selected Financial Highlights:
Total assets	$256,638	$257,905
Loans receivable, net	149,376	151,768
Securities	65,380	71,534
Deposits	192,301	190,407
Federal Home Loan Bank advances	29,750	32,750
Stockholders' equity	27,828	28,252

Book value per share (1)	13.03	13.15

Number of shares outstanding (2)	2,135,572	2,147,807

	Three months ended	Three months ended
	June 30, 2006	June 30, 2005
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$3,325	$3,218
Total interest expense	1,686	1,495
Net interest income	1,639	1,723
Provision for loan losses	0	(58)
Net interest income after provision
for loan losses	1,639	1,781
Noninterest income	239	234
Noninterest expense	1,489	1,560
Income before taxes	389	455
Income tax provision	149	126
Net income	240	329

Earnings per share, basic and diluted	$0.11	$0.15

	Three months ended	Three months ended
	June 30, 2006	June 30, 2005

Selected Operating Ratios:
Return on average assets	0.37%	0.50%
Return on average equity	3.44%	4.47%
Interest rate spread during the period	2.30%	2.40%
Net interest margin	2.62%	2.68%
Average interest-earning assets to average interest-
bearing liabilities	112.01%	112.02%
Efficiency ratio (3)	79.29%	79.71%

	Six months ended	Six months ended
	June 30, 2006	June 30, 2005
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$6,564	$6,494
Total interest expense	3,273	2,934
Net interest income	3,291	3,560
Provision for loan losses	(12)	(92)
Net interest income after provision
for loan losses	3,303	3,652
Noninterest income	489	478
Noninterest expense	2,999	3,097
Income before taxes	793	1,033
Income tax provision	299	333
Net income	494	700

Earnings per share, basic	$0.23	$0.32
Earnings per share, diluted	$0.23	$0.32

	Six months ended	Six months ended
	June 30, 2006	June 30, 2005

Selected Operating Ratios:
Return on average assets	0.38%	0.52%
Return on average equity	3.52%	4.68%
Interest rate spread during the period	2.31%	2.47%
Net interest margin	2.63%	2.75%
Average interest-earning assets to average interest-
bearing liabilities	112.23%	112.25%
Efficiency ratio (3)	79.34%	76.70%

	As of	As of
	June 30, 2006	December 31, 2005
Asset Quality Ratios:
Non-performing assets to total assets	0.37%	0.15%
Allowance for loan losses to non-performing loans	179.05%	431.73%
Allowance for loan losses to loans receivable, gross	1.13%	1.11%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.